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                                                               EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 20, 1995 appearing on pages F-1 and F-10 of the Oppenheimer Capital, L.P.
     Annual Report on Form 10-K for the year ended April 30, 1995. We also consent to the incorporation by reference in the Registration
     Statement on Form S-8 (No. 33-35584) of our reports dated June 20,
     1995 appearing on pages F-1 and F-10 of such Annual Report on Form 10-K.

     PRICE WATERHOUSE LLP

     New York, New York
     November 17, 1995











































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